UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2020

Norwood Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania		18431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

On March 13, 2020, the Registrant announced that its Board of Directors had declared a quarterly cash dividend of $0.25 per share payable on May 1, 2020, to stockholders of record as of April 15, 2020. For further information, reference is made to the Registrant’s press release, dated March 13, 2020, which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are furnished with this report.

Number	Description

99.1	Press Release, dated March 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.

Date: March 13, 2020	By:	/s/ William S. Lance
William S. Lance
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)